Exhibit 5.2

September 23, 2002

Platinum Underwriters Finance, Inc.,
    c/o Platinum Underwriters Holdings, Ltd.,
        Clarendon House,
            2 Church Street,
                Hamilton, HM 11,
                    Bermuda.

Platinum Underwriters Holdings, Ltd.,
    Clarendon House,
        2 Church Street,
            Hamilton, HM 11,
                Bermuda.

Ladies and Gentlemen:

        In connection with the registration under the Securities Act of 1933 (the "Act") of (a) $143,750,000 principal amount of guaranteed senior notes due 2007 (the "Notes") of Platinum Underwriters Finance, Inc., a Delaware corporation ("Platinum Finance"); (b) the purchase contracts ("Purchase Contracts") to purchase common shares, par value $0.01 per share ("Common Shares"), of Platinum Underwriters Holdings, Ltd., a Bermuda corporation ("Platinum Holdings"); (c) $143,750,000 stated amount of equity security units ("Units") of Platinum Holdings, which represent ownership of the Purchase Contracts and the Notes, (d) the Common Shares issuable pursuant to the Purchase Contracts ("Purchase Contract Shares") and (e) the guarantee by Platinum Holdings of the payment of the principal of, premium, if any, and interest on the Notes (the "Guarantee" and, together with the Notes, Purchase Contracts, Units and Purchase Contract Shares, the "Securities"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

        Upon the basis of such examination, we advise you that, in our opinion:

          (1)    When the Registration Statement relating to the Securities (the "Registration Statement") has become effective under the Act, an indenture (the "Indenture") among Platinum Holdings, Platinum Finance and JPMorgan Chase Bank, as trustee (the "Trustee"), and a first supplemental indenture among Platinum Holdings, Platinum Finance and the Trustee (the "First Supplemental Indenture") to the Indenture relating to the Notes (each substantially in the form filed as an exhibit to the Registration Statement) have been duly authorized, executed and delivered by each of the parties thereto, the terms of the Notes and of their issuance and sale have been duly established in conformity with the Indenture and the First Supplemental Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Platinum Finance and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Platinum Finance, and the Notes have been duly executed and authenticated in accordance with the Indenture and the First Supplemental Indenture and issued and sold as contemplated in the Registration Statement, the Notes will constitute valid and legally binding obligations of Platinum Finance, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (2)    When the Registration Statement has become effective under the Act, a purchase contract agreement (the "Purchase Contract Agreement") relating to the Purchase Contracts and the Units substantially in the form filed as an exhibit to the Registration Statement has been duly authorized, executed and delivered by each of the parties thereto, the terms of the Purchase Contracts and the Units and of their respective issuance and sale have been duly established in conformity with the Purchase Contract Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Platinum Holdings and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Platinum Holdings, and the Unit certificates have been duly executed and authenticated in accordance with the Purchase Contract Agreement and issued and sold as contemplated in the Registration Statement, the Purchase Contracts and the Units evidenced by the Unit certificates will constitute valid and legally binding obligations of Platinum Holdings, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (3)    When the Registration Statement has become effective under the Act, the Indenture and First Supplemental Indenture have been duly authorized, executed and delivered by each of the parties thereto so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Platinum Finance or Platinum Holdings and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Platinum Holdings, and the Notes entitled to the benefit of the Guarantee have been duly issued and sold as contemplated by the Registration Statement, the Guarantee will constitute a valid and legally binding obligation of Platinum Holdings, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, the laws of Bermuda and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of Bermuda law, we have relied upon the opinion, dated the date hereof, of Conyers, Dill & Pearman, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Conyers, Dill & Pearman.

        Also, we have relied as to certain matters on information obtained from public officials, officers of Platinum Finance and Platinum Holdings and other sources believed by us to be responsible.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Validity of Securities." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                      Very truly yours,

                      /s/  SULLIVAN & CROMWELL